UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 14, 2016, The Phoenix Companies, Inc., (“Phoenix”) informed the New York Stock Exchange (the “NYSE”) that Phoenix and Nassau Reinsurance Group Holdings, L.P. (“Nassau Re”) have received regulatory approval from the New York State Department of Financial Services for Nassau Re’s previously announced acquisition of Phoenix (the “Merger”). Together with the regulatory approval previously received from the Connecticut Insurance Department, Nassau Re now has the required regulatory approvals to close the Merger. The closing of the Merger is anticipated to occur on or about June 20, 2016, subject to the satisfaction of all customary closing conditions. Phoenix also informed the NYSE of Phoenix’s intent to notify the NYSE after the effective time of the Merger that the Merger had been completed and to request that the NYSE file with the Securities and Exchange Commission (the “SEC”) applications on Form 25 to report the delisting of Phoenix’s common stock (the “Shares”) from the NYSE and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Phoenix intends to file with the SEC an application on Form 25 to report the delisting of its 7.45% Quarterly Interest Bonds due 2032 (the “Bonds”) from the NYSE and to deregister the Bonds under Section 12(b) of the Exchange Act. Phoenix intends to file Form 15s with the SEC to terminate or suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act with respect to the Shares and the Bonds at the time such filing is permitted under SEC rules.

Item 8.01 Other Events

On June 14, 2016, Phoenix issued a news release announcing that Nassau had received the required regulatory approvals for the Merger and that the closing of the Merger and delisting of its common stock is anticipated to occur on or about June 20, 2016, subject to the satisfaction of all customary closing conditions. The news release also announced Phoenix's intention to delist its Bonds and they will begin trading in the over the counter (“OTC”) market on June 27, 2016. A copy of that news release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News release of The Phoenix Companies, Inc., dated June 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: June 14, 2016	By:	/s/ Jody Beresin
Name: Jody Beresin
Title: Executive Vice President, Chief Administrative Officer